Exhibit 99.3
Proxy Solicited By Telenor ASA
Re: Annual General Meeting of Open Joint Stock Company “Vimpel-Communications”
to be held on June 29, 2007

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The undersigned, an Owner of record as of the close of business of the registrar of Open Joint Stock Company “Vimpel-Communications” (the “Company”) as of the close of the Company’s registrar’s business (Moscow time) on May 14, 2007 of Level III American Depositary Receipts (each representing one quarter (1/4) of one common share in registered form, nominal value 0.005 rubles each) of the Company, issued under the Deposit Agreement Dated as of November 20, 1996, among the Company, The Bank of New York as Depositary (the “Depositary”), and the Owners of the American Depositary Receipts issued thereunder, hereby appoints Arthur B. Crozier and Scott Winter, and each of them, its proxies, with full power of substitution, and directs the proxies to cumulate the undersigned’s votes with respect to election as directors of those nominees listed below where no vote is specified, or where the box FOR BOTH NOMINEES is marked in Item 4 below, in order to elect the maximum number of such nominees as believed possible under the then prevailing circumstances, and to convey such cumulative voting instructions to the Depositary in order to be voted at the Annual General Meeting of Shareholders of the Company to be held on June 29, 2007 or at any adjournments, postponements or reschedulings thereof. If the undersigned marks the box FOR ONE NOMINEE in Item 4 below, all such votes will be cumulated for the nominee whose name is written below such box and such instructions will be conveyed to the Depositary, as provided above.
The proxies are also directed to instruct the Depositary to vote as directed herein with respect to the other matters to come before the meeting.
This proxy revokes all prior proxies and all prior instructions to The Bank of New York as Depositary given by the undersigned.

☒	Please mark your vote as indicated in this example

4. Election of Directors

☐	FOR ALL NOMINEES	☐	WITHHOLD ALL NOMINEES	☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.
1)	Jo Lunder
2)	Stig Herbern

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY SEE VOTING INSTRUCTIONS NO. 3 ON REVERSE
Resolutions

1.	Approval of the 2006 VimpelCom Annual Report prepared in accordance with Russian law	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of VimpelCom’s unconsolidated accounting statements, including Profit and Loss Statement for 2006 (prepared in accordance with Russian statutory accounting principles)	☐	☐	☐

3.	Allocation of profits and losses resulting from 2006 financial year operations including adoption of decision (declaration) of payment in cash of annual dividends to holders of common registered shares based on 2006 results in the amount of 166.88 rubles per share (for a total of 8,557,951.36 rubles for all common registered shares in the aggregate) within 60 days from the date of adoption of the relevant decision; and to pay in cash annual dividends to holders of preferred registered shares of type A based on 2006 results in the amount of 0.1 kopeck per preferred share within 60 days from the date of the adoption of this decision; and to invest the remaining profits resulting from 2006 operating results (after payment of dividends) into the business.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To elect the following individuals to the Audit Commission: Alexander Gersh, Halvor Bru and Nigel Robinson.	☐	☐	☐

6.	Approval of External Auditors	☐	☐	☐

7.	To approve the amended Charter of Open Joint Stock Company “Vimpel-Communications.”	☐	☐	☐

PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING			☐

Date	,	2007

Signature(s)

ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8863 OR WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME THE DAY BEFORE THE CUT-OFF OR MEETING DATE.
BLUE PROXY

Please note that the ADR Depositary’s deadline for receipt of voting instructions is June 25, 2007 at 12 pm (noon) New York time. Please sign, date and return this form of proxy in the envelope provided as soon as possible.